UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2019

Performance Food Group Company
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2019, PFG Escrow Corporation (the “Escrow Issuer”), an indirect wholly-owned subsidiary of Performance Food Group Company (“PFG”), issued and sold $1,060 million aggregate principal amount of its 5.500% Senior Notes due 2027 (the “Notes”), which mature on October 15, 2027, pursuant to an indenture dated as of September 27, 2019, by and between the Escrow Issuer and U.S. Bank National Association, as trustee. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Escrow Issuer has deposited the gross proceeds of the offering, along with certain additional funds, into a segregated escrow account (the “Escrow Account”). PFG intends to use the net proceeds of the offering, along with other financing sources, to finance the cash consideration payable in connection with PFG’s previously announced acquisition of Reinhart Foodservice, L.L.C. (the “Acquisition”) and to pay related fees and expenses.

Upon the consummation of the Acquisition, the Escrow Issuer will merge with and into Performance Food Group, Inc. (the “Issuer”), a wholly-owned subsidiary of PFG, with the Issuer continuing as the surviving corporation (the “Escrow Merger”), and the Issuer will assume all of the Escrow Issuer’s obligations under the Notes, the related indenture and the other applicable documents (the “Assumption”) and subject to the satisfaction of certain other conditions, the gross proceeds from the offering will be released from the escrow account to the Issuer or its designee. If the Acquisition is not consummated, the Escrow Issuer will be required to redeem the Notes at a price equal to 100% of the issue price of the Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Notes were issued at 100.0% of their par value. The Notes bear interest at a rate of 5.500% per year, payable semi-annually in arrears. Upon the consummation of the Escrow Merger and the Assumption and the release of funds from the Escrow Account, the Notes will be guaranteed by PFGC, Inc. (“PFGC”) and all of the Issuer’s existing and future material wholly-owned domestic restricted subsidiaries (including Reinhart Foodservice, L.L.C. and its subsidiaries), to the extent such subsidiaries guarantee indebtedness under the Issuer’s asset-based lending facility, the Issuer’s other capital markets debt securities or certain of the Issuer’s other indebtedness incurred under credit facilities. The Notes are not, and will not be, guaranteed by PFG.

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which the Issuer does not apply the proceeds as required, the holders of the Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

At any time following the date of the Assumption and prior to October 15, 2022, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium and accrued and unpaid interest, if any, to, but not including, the redemption date. The Issuer may redeem the Notes, in whole or in part, at any time on or after October 15, 2022 at redemption prices equal to 102.750%, 101.375% and 100.000% of the principal amount of the Notes redeemed if the redemption occurs during the twelve-month periods beginning on October 15 of the years 2022, 2023 and 2024, respectively, in each case plus accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date. In addition, at any time following the date of the Assumption and prior to October 15, 2022, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.500% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds the Issuer receives from one or more qualifying equity offerings.

The Notes contain covenants that, following the Assumption, will limit PFGC and its restricted subsidiaries’ ability to incur or guarantee additional debt or issue disqualified stock or preferred stock; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments; incur certain liens; enter into transactions with affiliates; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; create certain restrictions on the ability of PFGC’s restricted subsidiaries to make dividends or other payments to PFGC; designate restricted subsidiaries as unrestricted subsidiaries; and transfer or sell certain assets. These covenants are subject to a number of important exceptions and qualifications. The Notes also provide for certain customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or be declared due and payable.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of September 27, 2019, by and between PFG Escrow Corporation and U.S. Bank National Association, as trustee.
4.2	Form of 5.500% Senior Notes due 2027 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: October 2, 2019	By:	/s/ A. Brent King
		Name:	A. Brent King
		Title:	Senior Vice President, General Counsel and Secretary